UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2011

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14732	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On February 1, 2011, Ricardo Zayas, Senior Vice President of Operations, informed the Company that he intends to resign from the Company effective February 11, 2011 to pursue other opportunities.  Mr. Zayas is an executive officer and was a named executive officer in the Company’s 2010 Proxy Statement.

Compensatory Arrangements of Certain Officers

On February 1, 2011, the Company entered into an amendment to the Amended and Restated Employment Agreements dated as of December 15, 2009, (“the Amended Agreements”), with each of its named executive officers, including Brian J.G. Pereira, MD, President and Chief Executive Officer, Lee F. Allen, M.D., Ph.D., Chief Medical Officer and Executive Vice President of Clinical Development, David Arkowitz, Executive Vice President, Chief Financial Officer and Chief Business Officer, Ricardo Zayas, Senior Vice President of Operations, and Gary Zieziula, Executive Vice President and Chief Commercial Officer.  Each of the foregoing named executive officers is referred to herein as an “Executive.”

Each Executive’s employment agreement with the Company was amended to (1) remove the “gross-up” payment provisions that could have been payable by the Company in the event that the Executive incurred any excise taxes  under Section 4999 of the Internal Revenue Code of 1986, as amended (“Excise Taxes”), in connection with a Change of Control (as defined in the respective Amendment Agreement) of the Company; and (2) provide that any “Payments” due to the Executive under the applicable employment agreement in connection with the Change of Control shall be reduced to the extent necessary so that no Excise Taxes are due on any such Payments (but only if such reduction results in the Executive retaining, on an after tax basis, a larger portion of the Payment than if no reduction was made and the Excise Taxes and other related taxes would have been paid). Each Executive’s employment agreement was also amended to provide that if the Executive’s employment is terminated without Cause or with Good Reason (each as defined in the Amended Agreement) within one year following a change of control of the Company, in addition to the other payments set forth therein, the Executive shall receive one times his target annual bonus amount for such year (or two times in the case of Dr. Pereira) instead of one time (or two times in the case of Dr. Pereira) the average bonus paid to the Executive over the prior three years.

The outline of the terms described herein does not purport to be a complete description of the amendments to the Amended Agreements and is qualified in its entirety by the copy of the form of the foregoing amendments filed as Exhibits 10.1 and 10.2 and incorporated by reference hereto.

The other provisions of the Amended Agreements for the Company’s executive officers remain unchanged from the prior Amended and Restated Employment Agreements previously described in and filed with the Company’s Securities and Exchange Commission filings.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files the following exhibits:

10.1	Form of Amendment to Employment Agreement dated as of February 1, 2011 between the Company and Brian J.G. Pereira, M.D.

10.2	Form of Amendment to Employment Agreement dated as of February 1, 2011 between the Company and each executive officer of the Company (other than Dr. Pereira).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
General Counsel and Senior Vice President of Legal Affairs

Date: February 4, 2011

EXHIBIT INDEX

10.1	Form of Amendment to Employment Agreement dated as of February 1, 2011 between the Company and Brian J.G. Pereira, M.D.

10.2	Form of Amendment to Employment Agreement dated as of February 1, 2011 between the Company and each executive officer of the Company (other than Dr. Pereira).